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                                                                     EXHIBIT 3.3

                                                                        ORIGINAL

                       Dated this 24th day of August, 2001

                                     BETWEEN

                        ANGELES RUBBER PRODUCTS SDN. BHD.
                                    (27778-M)

                                       AND

                            DSG (MALAYSIA) SDN. BHD.
                                   (472990-P)

                                   ----------

                                TENANCY AGREEMENT

                                   ----------

MESSRS VERNON ONG & ASSOCIATES
ADVOCATES & SOLICITORS
130-l, (1ST FLOOR)
JALAN TUN SAMBANTHAN
50470 KUALA LUMPUR

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THIS TENANCY AGREEMENT is made the 24th day of August, 2001 BETWEEN ANGELES
RUBBER PRODUCTS SDN. BHD. (27778-M), a company incorporated in Malaysia with its registered office at AG-10, Block A, Happy Mansion, Jalan 17/13, 46400 Petaling Jaya, Selangor Darul Ehsan (hereinafter referred to as "the Landlord") of the one part AND DSG (MALAYSIA) SDN. BHD. (472990-P), a company incorporated in Malaysia with its registered office at No. 62C, Jalan SS 21/62, Damansara
Utama, 47400 Petaling Jaya, Selangor Darul Ehsan (hereinafter referred to as "the Tenant") of the other part.

WHEREAS:-

(a) The Landlord is the registered owner of all that piece of land held under No. G.M. 87, Lot No. 542, Tempat Sungai Penaga, Mukim Damansara, Daerah Petaling, Negeri Selangor measuring approximately 1.214 hectare in area (hereinafter referred to as "the Land") together with a factory lot erected thereon known as Lot No. 542, Jalan Subang 2, Sungai Penaga Industrial Park 47500 Subang Jaya, Selangor Darul Ehsan and more particularly delineated in the site and building plans annexed hereto in Schedule 1 together with the existing fixtures and fittings in the factory lot specified in Schedule 2. The Land and the factory lot erected thereon together with the fixtures and fittings are hereinafter collectively referred to as "the said Premises".

(b) The said Premises is presently charged to Public Bank Berhad of B2 & B4, Jalan SS 15/4D, 47500 Subang Jaya, Selangor Darul Ehsan (hereinafter referred to as "the Chargee") vide Presentation Nos. 1227/92 Jilid 171 Folio 95, 1228/92 Jilid 171 Folio 96, 2623/95 Jilid 272 Folio 53, 2624/95
     Jilid 272 Folio 54, 173/98 Jilid 355 Folio 63 and 597/2000.

(c) The final Certificate of Fitness for Occupation (hereinafter referred to as "Certificate of Fitness") to the said Premises has not yet been issued.

(d) The Landlord agrees to let and the Tenant agrees to take on let the said Premises upon the terms and conditions hereinafter contained.

NOW THIS AGREEMENT WITNESSETH as follows:-

l. In consideration of the Tenant entering into this Tenancy Agreement the Landlord shall do the following :-

                                                       -------------------------
                                                              [Illegible]
                                                       -------------------------

                                                       -------------------------
                                                       PUSAT SETEM
                                                       19.9.01         [GRAPHIC]
                                                       PETALING JAYA
                                                       -------------------------

                                                       -------------------------
                                                       MALAYSIA
                                                       862200          [GRAPHIC]
                                                       -------------------------

                                                                   [SEAL] [SEAL]

                                       1

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     a)   To procure and obtain the Certificate of Fitness to the said Premises.

     b) To obtain the approval from Tenaga Nasional Bhd. and/or other relevant authorities for the upgrading in the power supply serving the said Premises to 2,000 Amp.

     c) Upon receipt of all approvals from the relevant authorities, the Landlord shall complete the upgrade in the power supply serving the said Premises to 2,000 Amp.

     d)   To carry out the following renovation works at the said Premises:-

          (1) To construct an office space at the front portion of the said Premises measuring in area of approximately 12,000 square feet. For the purposes of identification, the office space area is delineated and coloured RED in the floor plans annexed hereto in
               Schedule 3.

          (ii) To build and to provide facilities such as the following at every floor of the said Premises in accordance with the floor plans annexed hereto in Schedule 3:-

               1. One (1) male wash room consisting of 1 squatting lavatory, 1 sitting lavatory, 2 standing urinary bowls and 2 wash basins; and

               2. One (1) female wash room consisting of 1 squatting lavatory, 2 sitting lavatories and 2 wash basins.

               3.   To build a pantry complete with one (1) sink.

     e) To install two (2) power supply switch boxes, one at each floor of the said Premises.

     f) To level the floor of the said Premises to not more than 2 inches gradient from all sides of the walls.

     g) To procure and obtain the Chargee's written consent to this Agreement and to deliver to the Tenant a copy of the Chargee's written consent to this Agreement (said copy to be duly certified true copy by the Chargee).

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     h)   To deliver all the documents listed in Schedule 1 and Schedule 2 herein to the Tenant.

2. The Landlord hereby lets and the Tenant hereby takes on let the said Premises for a term of three (3) years commencing on the 1st day of December 2001 and expiring on the 30th day of November, 2004 at the monthly rent of Ringgit Malaysia Ninety Thousand (RM90,000.00) only payable monthly in advance on or before the seventh day of each and every month during the term of this Tenancy without any deduction whatsoever and upon the terms and conditions herein contained.

3. The Landlord shall allow the Tenant to have vacant possession of the said Premises rent free with effect from the 1st day of December 2001 for the purposes of renovation of the said Premises.

4. It is hereby agreed that in the event the Tenant requires to move the Tenant's machineries or part thereof into the said Premises before the 1st December 2001 for the purposes of storage, the Tenant shall forward a written request to the Landlord to obtain the Landlord's consent in respect thereof but such consent shall not be unreasonably withheld.

5. The Landlord agrees that he shall comply with all conditions in Clause 1 above except for Clause 1(b) and 1(c) on or before the 30th day of November 2001.

6. If all the conditions in Clause 1 above including Clause 1(b) and 1(c) have not been fully complied with by the Landlord on or before the 30th day of November 2001, the Landlord shall provide the Tenant with a portable generator set of 200 amps for the use of the Tenant at the said Premises until all conditions in Clause 1 have been fully satisfied.

7. If all conditions in Clause 1 above have been complied with by the Landlord on or before the 15th day of December 2001, the Tenant shall commence to pay rental to the Landlord on the 1st day of January 2002.

8. In the event that all the conditions in Clause 1 have not been fully satisfied by the Landlord on or before the 15th day of December 2001, the Landlord agrees that the Tenant shall be entitled to possession of the said Premises rent free with effect from 1st January 2002 for the corresponding number of days delayed ("Delay Period"). In such event, rental shall only be payable to the Landlord on the next working day following the expiry of the Delay

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     Period calculated with effect from 1st January 2002. The rental payment for the fourth month shall be adjusted accordingly after making such deductions, as the case may be.

9.   THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:-

     (a)(i) On the execution of this Agreement to pay the Landlord the rental payment in advance in respect of the second and third month in the sum of Ringgit Malaysia One Hundred and Eighty Thousand (RM180,000.00) only.

     (a)(ii) On the execution of this Agreement to pay the sum of Ringgit Malaysia Ninety Thousand (RM90,000.00) only which together with the earnest deposit of Ringgit Malaysia Ninety Thousand (RM90,000.00) only paid prior to the execution of this Agreement by the Tenant to the Landlord (the receipt whereof is acknowledged by the Landlord) as a security deposit for the performance and due observance by the Tenant of all the Tenant's covenants herein contained. The said security deposit of Ringgit Malaysia One Hundred and Eighty Thousand (RM180,000.00) only shall be maintained at the same sum throughout the term of this Tenancy and shall not be deemed to be or treated as payment of rent, provided that the Landlord shall be entitled on the expiration of the term of this Tenancy or earlier determination thereof and with prior notice to the Tenant, deduct therefrom whatever sum or sums that may be due to the Landlord as rent or for the costs of any repairs or replacements or of any damage to or loss caused to the said Premises or the fixtures and fittings thereon and therein and in the event the utilities deposit is not sufficient to pay for the charges for water, electricity and other outgoings due to the appropriate authority by the Tenant, then the Landlord is entitled to deduct from the security deposit whatever sum or sums to pay same to the appropriate authority. The Landlord shall thereafter return the balance, if any, to the Tenant without interest thereon PROVIDED ALWAYS THAT any deduction made by the Landlord from the said security deposit shall not prejudice the right or claim of the Landlord against the Tenant for any breach of the provisions of this Agreement by the Tenant. If the Landlord fails to refund the monies to the Tenant within fourteen (14) days of payment to the appropriate authority, the Landlord shall

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          pay interest at the rate of 8% per annum on the said sum calculated daily from the 15th day until the actual receipt of the monies by the Tenant.

     (a)(iii) On the execution of this Agreement to further pay the Landlord the sum of Ringgit Malaysia Ninety Thousand (RM90,000.00) only as utility deposit for all charges of water, sewerage, electricity and other utilities in respect of the said Premises. Such aforesaid deposit for utilities shall be refunded free from any interest to the Tenant upon the expiry of the term hereby created or sooner determination thereof after the Tenant has furnished to the Landlord documentary evidence that all outstanding charges for water, electricity and other outgoings payable by the Tenant in respect of the said Premises have been paid by the Tenant. If the Landlord fails to refund the monies to the Tenant within fourteen (14) days of the Tenant furnishing the said documentary evidence to the Landlord, the Landlord shall pay interest at the rate of 8% per annum on the said sum calculated daily from the 15th day until the actual receipt of the monies by the Tenant.

     (b) Upon execution of this Agreement, the Tenant shall forward the following documents to the Landlord or their solicitors :-

          i) A certified true copy of the Tenant's Memorandum and Articles of Association; and

          ii) A certified true copy of a board resolution ratifying the letting of the said Premises.

     (c) To pay to the Landlord the rent hereby reserved in accordance to Clause 2 preceding.

     (d) To promptly pay all charges in respect of conservancy water electricity and telephone supplied to or used in the said Premises and any other outgoings in respect of the said Premises as are not specifically provided in this Agreement to be paid by the Tenant.

     (e) To keep the interior and exterior of the said Premises including generally all windows, glass shutters, locks, fastenings, keys, bells, electric, wiring and fittings and other fixtures and particularly the flooring in upon and belonging to the said Premises and the water

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          closets lavatories including partitions and conveniences of which the
          Tenant has the exclusive use as the sole occupants, the wall, finishes, skirting and all walls clean and in good and tenantable repair and conditions (fair wear and tear only excepted) to the satisfaction of the Landlord and the public health and/or any other relevant authority and shall replace any glass fixtures or fittings which shall be broken or damaged due to the negligence or careless acts or omission of the Tenant or its agents or servants.

     (f) Not to damage cut or alter any of the walls ceilings partitions timbers or floors of the said Premises without the Landlord's previous consent nor without the like consent and the consent (if necessary) of the local authority to make any structural or other alterations or additions to the said Premises or any part thereof.

     (g) Not to do or permit or suffer anything to be done in or upon the said Premises or any part thereof which may be or become a nuisance or annoyance or disturbance to the other tenant occupiers or lessees of the neighbouring premises.

     (h) To use the said Premises for the purpose of the manufacture and distribution of disposable soft goods and for purposes ancillary thereto and not to use the said Premises or suffer or permit the same to be used for any other purposes whatsoever except with the previous consent of the Landlord which consent shall not be unreasonably withheld.

     (i) Not to bring or permit or suffer to be brought in or upon the said Premises or any part thereof any goods articles or things of an objectionable noxious combustable inflammable explosive or dangerous nature and not do to or permit or suffer to be done on the said Premises anything whereby the policy or policies of insurance against loss or damage by fire and against such other causes as the Landlord may deem necessary for the time being subsisting may become void and voidable or whereby the rate or rates of premium thereof may be increased and to repay to the Landlord on demand all sums from time to time paid by way of increase premium in respect of the said Premises and all expenses incurred in or about the renewal of any policy or policies rendered necessary by a breach of this covenant.

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     (j)  To comply with all written laws, bye-laws, rules and regulations and directives of the appropriate authority affecting the said Premises or for the health, safety and welfare of persons employed to work in the said Premises which are now in force or which may hereinafter be enacted or issued.

     (k) To notify the Landlord immediately in writing upon receipt of any notice which may affect the said Premises or the Landlord.

     (l) Not to assign underlet or part with the possession of the said Premises or any part thereof without the prior written consent of the Landlord.

     (m) To permit the Landlord or his authorised agents upon giving one (1) week's previous notice in writing at all reasonable and convenient times to enter the said Premises and examine the state of repair and condition thereof and to check and take inventories of the Landlord's fixtures and fittings and equipment therein and that the Tenant shall repair and make good all defects decays and wants of repair thereto of which notice of writing shall be given by the Landlord to the Tenant and for which the Tenant may be liable hereunder within one (1) calendar month after the receipt of such notice PROVIDED that in case of default by the Tenant, the Landlord may make good such defects decays and wants of repair and the cost of the same shall be repayable by the Tenant to the Landlord on demand.

     (n) Should any damage be done by the Tenant, its agents or servants to the said Premises or any part thereof by the installation use or removal of any plant machinery sign or other fittings, the Tenant shall repair forthwith and made good such damage to the satisfaction of the Landlord

     (o) To take such measures as may be necessary to ensure that any effluent discharged into the drains or sewers which belong to or are used for the said Premises in common with other premises will not be corrosive or in any way harmful to the said drains or sewers or cause any obstruction or deposit therein and to ensure that all measures taken shall be in compliance with the requirements of the Department of Environment (DOE).

     (p)  To be responsible for and to indemnify the Landlord against all

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          damage occasioned to the said Premises or any adjacent or neighbouring premises or to any person caused by any act default or negligence of the Tenant or the servants agents or invitees or licensees of the Tenant and to pay and make good to the Landlord all and every loss and damage whatsoever incurred or sustained by the Landlord as consequence of every breach or non-observance of the Tenant's covenants herein contained and to indemnify the Landlord from and against all cost claims liability and expenses thereby arising.

     (q) Not to make any alterations or additions to the said Premises or erect any new buildings thereon without the consent of the Landlord and the approval of the Landlord to the plans and specification thereof and if such consent and approval is given to make such alterations or additions in conformity with such plans and specifications and to the approval of the Landlord and upon such terms as the Landlord may consider just.

     (r) At the expiration or sooner determination of this Tenancy, peaceably and quietly to yield up the said Premises to the Landlord in tenantable repair and condition (fair wear and tear only excepted) and to make good at the Tenant's own cost and expense any damage caused by the Tenant in any way and in the removal of the sign signboard lettering posters or advertisement or any fixtures or fittings from the said Premises. The Tenant shall also at its own costs restore the said Premises to its original state and condition if so required by the Landlord.

     (s) To obtain and maintain or cause to be obtained and maintained at the Tenant's own costs and expense all licences, permits, approvals and other consents from the relevant authorities for the carrying on or conduct of the business of the Tenant in the said Premises.

     (t) To indemnify and keep indemnified the Landlord against summonses actions proceedings claims and demands costs damages and expenses which may be levied brought or made against the Landlord or which the Landlord may pay sustain or incur by reason directly as a result of any act or omission of the Tenant or use of the said Premises.

     (u)  In the event the road(s) within the compound of the said Premises is

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          damaged by the vehicles or things brought in by the Tenant (fair wear and tear excepted), the Tenant shall within one (1) month after service of a notice from the Landlord requiring repair to be carried out proceed diligently with the execution of such repairs or works, failing which, the Landlord, its authorised agents or workmen shall be entitled to enter upon the said Premises and execute such repairs or works and the costs thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action.

     (v) Subject to prior written notice specifying the date and time to the Tenant, the Tenant shall at all times during the three (3) calendar months immediately preceding the determination of the term of this Tenancy permit intending tenants and others with the authority from the Landlord and its agents at reasonable times of the day to view the said Premises.

     (w) To procure and do whatever necessary to effect the registration of the water and electricity account in the name of the Tenant and to pay all deposit and connection charges thereof with effect from the date vacant possession of the said Premises is delivered to the Tenant.

     (x)  At all times through the term hereby granted:-

          i) insure and or caused to be insured all such goods, merchandise, plant, equipment, machinery, effects and things whatsoever of the Tenant in the said Premises against such loss or damage by fire and such other comprehensive risks and the Landlord shall not be liable for any loss which may be suffered by the Tenant in defaulting to insure the same.

          ii) cause to be effected an all risk public liability insurance policy against any claims for loss or damages arising out of any injuries or death caused to or damage to any person or persons and or their effects in the said Premises or part thereof

     (y) To keep the said Premises free of rodents, insects and pests and in breach whereof it shall be lawful for the Landlord (without prejudice to any other rights or remedies conferred upon the Landlord against the Tenant under any other provisions of this Agreement) to engage such firm of pest exterminators to carry out

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          periodic inspection of the said Premises and take such steps and precautions as may be necessary to rid the said Premises of such rodents, insects and pests at the cost and expense of the Tenant.

     (z) To install the central air conditioning system in the said Premises in the A.H.U. room provided for by the Landlord. In the event separate units of air conditioners need to be installed, the Tenant shall install split units of air conditioners only.

     (aa) To carry out all internal electrical wiring works in the office space of the said Premises and to conceal the said wiring in the office space.

10. THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

     (a)  To comply with all the terms and conditions in Clause 1 herein.

     (b) The Landlord shall deliver all the documents specified in Schedule 4 herein to the Tenant and shall ensure that the said Premises are equipped with fire fighting equipments and safety features in compliance with the requirements of the fire department within one (1) month after receipt by the Landlord of a confirmation from the Tenant that the Tenant's renovations in the said Premises are complete.

     (c) Upon execution of this Agreement, the Landlord shall forward the following documents to the Tenant or its solicitors:-

          i) A certified true copy of the Landlord's Memorandum and Articles of Association; and

          ii) A certified true copy of a board resolution ratifying the letting of the said Premises.

     (d) To pay all present and future rates, taxes, quit rents and assessments in respect of the said Premises.

     (e) To maintain and keep the roof and structure of the said Premises in good repair and condition throughout the tenancy hereby created.

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     (f)  To insure and keep insured the said Premises during the term hereby granted against loss or damage by fire or tempest and against such other cause as the Landlord may deem necessary in the full value thereof (the goods and belongings of the Tenant in the said Premises which are to be insured by the Tenant are excepted) and to cause all monies received by virtue of such insurance to be laid out forthwith in rebuilding and reinstating the said Premises and to make up any deficiency out of their own money provided that the Landlord's obligation under this covenant shall cease if the insurance shall be rendered void by reason of any act or default of the Tenant, and in case the said Premises or any part thereof shall at any time be destroyed or damaged by fire or tempest so as to be unfit for substantial occupation or use and the policy or policies effected by the Landlord shall not have been invalidated or payment of the policy monies refused in consequence of some act or default of the Tenant, the rent hereby reserved or a just and fair proportion thereof according to the nature and extent of the actual damage done or as certified by an independent surveyor appointed by both parties, shall be suspended as from the happening of the said fire and tempest until the said Premises shall be again rendered fit for occupation and use but the tenancy shall in no way be invalidated.

     (g) To permit the Tenant to exhibit on the said Premises any sign signboards lettering poster advertisement or any of such kind for the purpose of carrying out its business Provided Always that the Tenant shall have first obtained the approval of the local authority or relevant authority.

     (h) That the Tenant paying the rent hereby reserved and performing and observing the terms and conditions herein contained and on the Tenant's part to be observed and performed shall and may peaceably and quietly hold and enjoy the said Premises during the said Tenancy without any interruption or disturbance from or by the Landlord or any person or persons rightfully claiming under or in trust for the Landlord.

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11.  PROVIDED ALWAYS AND IT IS HEREBY AGREED BETWEEN THE PARTIES HERETO as
     follows:-

     (a) This tenancy shall be read and construed as if it had been executed by both parties on the day of the commencement of the term hereby granted.

     (b) If the rent hereby reserved or any part hereof shall be in arrears and unpaid at any time for seven (7) days after becoming due whether formally demanded or not or if any of the other covenants stipulations or agreements on the part of the Tenant herein contained shall not be performed or observed or if the Tenant or other persons or person in whom for the time being during the term hereby created shall be vested shall have a receiving order made against them or him or shall become bankrupt or upon the liquidation or winding up of the Tenant otherwise than upon reconstruction or amalgamation or if the Tenant shall make any assignment for the benefit of or enter into any arrangement with their or his creditors or if the Tenant shall permit any execution to be levied on the said Premises then and in any such cases it shall be lawful for the Landlord at any time thereafter to re-enter upon the said Premises or any part thereof in the name of the whole and thereupon this Tenancy shall absolutely determine but without prejudice to the right of action of the Landlord in respect of any breach of the Tenant's covenants herein contained.

     (c) The Landlord sha11 on the written request of the Tenant made not less than three (3) months before the expiration of the term hereby created and if there shall not at the time of such request be any existing breach or non-observance of any of the covenants on the part of the Tenant herein contained grant to the Tenant a tenancy of the said Premises for a further term of two (2) years from the expiration of the term hereby created subject to the same terms and conditions as are herein contained Provided That the rental shall be such sum as the parties hereto shall mutually agree to having regard to the then prevailing market rate for similar tenancies within the vicinity of the said Premises.

     (d) Notwithstanding clause 8(b) preceding, in the event the quit rent and assessment payable by the Landlord in respect to the said Premises or the factory lot on which the Land is built being increased from

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          time to time above those payable as at the date of this Agreement, then and in such an event the Tenant shall pay to the Landlord on demand the said increase SAVE AND EXCEPT that any increase in the assessment in respect of the said Premises for the year 2002 only shall be borne by the Landlord.

     (e) Without prejudice to any other rights and remedies the Landlord may have, in the event the Tenant shall default in the payment on the due date of any rent payable by the Tenant herein reserved the Tenant shall pay to the Landlord interest at the rate of eight per centum (8%) per annum calculated from the date of such default until the date of payment of the amount thereof.

     (f) Any waiver, knowledge or acquiescence by either of the parties hereto of any breach of any provision of this Agreement shall not be deemed to be a waiver of such term and condition or any subsequent breach of the same or of any other provision.

     (g) Each party shall bear their own solicitor's costs of and incidental to the preparation and completion of this Agreement but the stamp duty payable thereon shall be borne by the Tenant.

     (h) Any notice or other documents or writing required to be served, delivered or given under this Agreement by one party to the other party shall be in writing and may be given by hand or sent (by first class post, by prepaid Registered Post, telex, facsimile transmission) to the last known address of the Tenant or to the said Premises and on the Landlord addressed to the last known address of the Landlord and every such notice or the like shall be deemed to have been given at the time when in the ordinary course of transmission it should have been delivered at the address to which it was sent.

     (i) This Agreement contains the entire agreement between the parties hereto, supersedes all previous agreement and understandings between the parties with respect thereto, and may not be modified except by an instrument in writing signed by the duly authorised representatives of the parties.

     (j) This Agreement shall be binding on the successors in title, heirs, assigns and/or representatives of the parties herein.

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     (k)  In this Agreement where the context so admits the expression
          "Landlord" and "Tenant" include the respective permitted assigns of the parties hereto and word importing the singular number shall include the plural number and vice versa and word importing the masculine gender only include the feminine and neuter genders and the word "month" means "calendar month".

                              ********************

                    (This space is intentionally left blank)

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IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year abovewritten.

                                       ANGELES RUBBER PRODUCTS SDN BHD
                                                  (27778-M)

SIGNED by                         )
for and on behalf of the Landlord )    /s/ Illegible
in the presence of :-             )    -----------------------------------------
                                                           Authorised Signatures


/s/ Pauline Ong Gim Choo
------------------------
  PAULINE ONG GIM CHOO
  Advocate & Solicitor
        Selangor


SIGNED by                         )    /s/ Illegible
for and on behalf of the Tenant   )    -----------------------------------------
in the presence of :-             )    DSG (MALAYSIA) SDN BHD
                                       (CO. NO. 472990-P)
                                       NO. 9 (LOT 136), JALAN U1/19, SECTION U1,
                                       HICOM GLENMARIE INDUSTRIAL PARK,
                                       40150 SHAH ALAM,
                                       SELANGOR DARUL EHSAN.
                                       TEL :603-5569 4282
                                       FAX :603-5569 4286

/s/ Tan Chiew Guat, Cindy
----------------------------------
 TAN CHIEW GUAT, CINDY
Peguambela & Peguamcera
    Mahkamah Tinggi
     Kuala Lumpur

PREMISES INVENTORY LIST                                 Date: 29th November 2001
-----------------------                                       ------------------

Property Address:

Lot 542 Jalan Subang 2 Sungai Penaga Industrial Park
47500 Subang Jaya Selangor Darul Ehsan
--------------------------------------------------------------------------------

FACTORY AREA
------------

Build-up Area         :   68,341.70 square feet (6,349.1 square meter).
Wall                  :   Half brick and half metal sheet.
Column                :   Steel column.
Ground Floor          :   R.C. Slab on piled flooring.
Roof Structure        :   Structural steelwork with metal roofing sheet.
Windows               :   Adjustable glass louvres windows.
Entrances             :   Metal sliding doors.
Washroom              :   2 nos.
TNB Substation        :   1 no.
Refuse Chamber        :   1 no.
Water Tank            :   9,600 gallons metal tank.
Height Clearance      :   30 feet approximately.
Services              :   Car Park and Tarmac Driveway.

Fire Protection System
----------------------

Fire Alarm and Detection System.
Sprinkler System.
Hose Reel System.
Hydrant System.
Water Tank            :   Press  metal.
Capacity              :   20,000 gallons.
Fire extinguisher     :   13 nos powder type and 2 nos carbon type

Electricity Facility
--------------------

Incoming Electricity  :   2000 Amp. 3 phase.
Main Switch Box       :   1 no (Consumer switch room).
For Factory Block     :   Industrial down light   -   68 nos.
                                                      ==
                      :   Switch socket outlet    -   20 nos.
                                                      ==
                      :   Emergency light         -   20 nos.
                                                      ==
                      :   "KELUAR" light          -   15 nos.
                                                      ==
Guard House           :   Light                   -    1 nos.
                                                      ==
                      :   Switch socket outlet    -    3 nos.
                                                      ==
External Area         :   Sodium compound light   -    8 nos.
                                                      ==
                      :   Awning light            -   20 nos.
                                                      ==

OFFICE AREA
-----------

Front Portion Office
--------------------

Build-up Area         :   8,000 sq. feet per level (2 levels).
Wall                  :   Plastered brick walls with R.C. floors.
Column                :   Steel column.
Ground Floor          :   R.C. Slab with cement rendering.
Roof Structure        :   Structural steelwork with metal roofing sheet.
Windows               :   Aluminium frame casement with glass panels.
Entrances             :   Aluminium frame casement with glass panels.
Washroom              :   2 nos with ceramic tiles.
                          =
Pantry                :   2 nos with ceramic tiles.
                          =

Electricity Facility
--------------------

Main switch box       -   2 nos.
                          =
Lighting point        -   8 nos.
                          =
Switch socket outlet  -   8 nos.
                          =

Back Portion Office
-------------------

Build-up Area         :   2,000 sq. feet per level (2 levels) including
                          TNB substation.
Wall                  :   Plastered brick walls with R.C. floors.
Column                :   Steel column.
Ground Floor          :   R.C. Slab with cement rendering.
Roof Structure        :   Structural steelwork with metal roofing sheet.
Windows               :   Aluminium frame casement with glass panels.
Entrances             :   Aluminium frame casement with glass panels.
Washroom              :   2 nos with ceramic tiles.
Prayer room           :   2 nos with ceramic tiles.

Electricitv Facility
--------------------

Lighting              -   36 nos.
                          ==
Switch socket outlet  -   28 nos.
                          ==
Air condition unit    -    6 nos.
                          ==
Emergency light       -    5 nos.
                          ==
"KELUAR" light        -    3 nos.
                          ==

Water Supply Meter Reading   :   Big meter     -   146886(2).
                             :   Small meter   -   10740(676).

Others:

1.   To repair the fire protection system water tank leakage.
--------------------------------------------------------------------------------
2.   To cover manholes surrounding the factory with grille covers.
--------------------------------------------------------------------------------
3.   To repair the guardhouses at the premises.
--------------------------------------------------------------------------------
4.   To replace one unit of the "KELUAR" light that is broken in the factory
--------------------------------------------------------------------------------
     area.
--------------------------------------------------------------------------------
5.   To touch up paint work :
--------------------------------------------------------------------------------
     -    l unit sliding door at the factory area.
--------------------------------------------------------------------------------
     -    the black & white road divider blocks.
--------------------------------------------------------------------------------
6.   Roof leaking at the centre of the factory area only.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Remarks : Should there be any other defect, the Tenant shall inform The Landlord
--------------------------------------------------------------------------------
within 14 days in writing from the date of handing over the premises.
--------------------------------------------------------------------------------

We hereby acknowledged of the handing over of the premises from the Landlord to the Tenant according to the above inventory list and conditions.


/s/ Lam Mei Yuk                                      /s/ Ong Boon Kee
----------------------------                         ---------------------------
Signed by the Tenant                                 Signed by the Vendor (s).

Name LAM MEI YUK                                     Name ONG BOON KEE
     -----------------------                              ----------------------

NRIC No 611387461                                    NRIC No 5667554
        --------------------                                 -------------------

Date 30 Nov 2001                                     Date 30/11/01
     -----------------------                              ----------------------


/s/  Wong Chun Wah                                   /s/  Kam Chee Wai
----------------------------                         ---------------------------
Witnessth by:                                        Witnessth by:

Name WONG CHUN WAH                                   Name KAM CHEE WAI
     -----------------------                              ----------------------

NRIC No 611786816                                    NRIC No [Illegible]
        --------------------                                 -------------------

Date 30 Nov 2001                                     Date 30/11/01
     -----------------------                              ----------------------